UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 15, 2025
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TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 418-1801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers

On January 15, 2025, Rosemary Crane, a member of the Board of Directors (the “Board”) of Tarsus Pharmaceuticals, Inc. (the “Company”) notified the Company of her resignation as a member of the Board and any committees of the Board, effective January 17, 2025. The resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective January 17, 2025, the Company entered into a consulting agreement with Ms. Crane (the “Consulting Agreement”) under which Ms. Crane will serve as a consultant to the Company. Ms. Crane will be eligible to continue to vest in her outstanding equity awards subject to her continuous service pursuant to the Consulting Agreement. The Consulting Agreement has an initial term of 6 months unless terminated earlier pursuant to its terms. The Consulting Agreement contains standard confidentiality, indemnification and intellectual property assignment provisions in favor of the Company.

Further, on January 16, 2025, based on the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board authorized and approved the appointment of Wendy Yarno, the Company’s Lead Independent Director and current member of the Board, as Chairperson of the Commercial Committee of the Board, the transition of Ms. Yarno off the Audit Committee of the Board and the appointment of Andrew Goldberg, M.D., current member of the Board, as a member of the Audit Committee of the Board, each effective as of January 17, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Date:	January 17, 2025	/s/ Bryan Wahl
Bryan Wahl
General Counsel and Corporate Secretary